UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2014

ILLINOIS TOOL WORKS INC.
(Exact Name of Registrant as Specified in its charter)

Delaware	1-4797	36-1258310
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3600 West Lake Avenue, Glenview, IL	60026-1215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-724-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On February 18, 2014, Illinois Tool Works Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed therein (collectively, the “Underwriters”), pursuant to which the Company agreed to sell and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth therein, (i) $650,000,000 in aggregate principal amount of 0.900% notes due February 25, 2017 (the “2017 Notes”), (ii) $650,000,000 in aggregate principal amount of 1.950% notes due March 1, 2019 (the “2019 Notes”) and (iii) $700,000,000 in aggregate principal amount of 3.500% notes due March 1, 2024 (the “2024 Notes” and together with the 2017 Notes and the 2019 Notes, the “Notes”). A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Notes are being sold pursuant to the Company’s Registration Statement on Form S-3 (No. 333-183449) and the Prospectus included therein (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission on August 21, 2012, and the Prospectus Supplement relating thereto dated February 18, 2014, and filed with the Commission on February 19, 2014. The Notes will be issued under an Indenture dated as of November 1, 1986, as amended by a First Supplemental Indenture dated as of May 1, 1990, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

1.1
Underwriting Agreement dated as of February 18, 2014, with Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLINOIS TOOL WORKS INC.

Date: February 20, 2014
	By:	/s/ Michael M. Larsen
	Name:	Michael M. Larsen
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1
Underwriting Agreement dated as of February 18, 2014, with Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed therein.